UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2006

Cell Genesys, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19986	94-3061375
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Forbes Boulevard, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 266-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2006, Cell Genesys, Inc. (the "Company") appointed Marc L. Belsky as Vice President of Finance and Chief Accounting Officer. In this role, Mr. Belsky will manage all accounting and treasury functions, financial reporting, systems and controls and Sarbanes-Oxley compliance. He will report directly to Cell Genesys’ Chief Financial Officer, Sharon Tetlow.

Mr. Belsky, age 51, who brings more than 20 years of executive and senior management experience in finance and accounting, most recently served as Vice President, Global Visa Commerce for Visa International from September 2005 to November 2006. Prior to Visa, Mr. Belsky held senior management positions in other companies including Chief Financial Officer at Active Aero Group from March 2003 to September 2005 and DataWave Systems, Inc. from July 2001 to March 2003, as well as senior finance and banking positions at Michigan National Corp from 1986 to 2001. Mr. Belsky started his career as an auditor with Coopers & Lybrand. Mr. Belsky is a certified public accountant, a certified treasury professional, and holds a Master of Business Administration from the University of Michigan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cell Genesys, Inc.

December 1, 2006	By:	/s/ Sharon E. Tetlow

Name: Sharon E. Tetlow
Title: Senior Vice President and Chief Financial Officer